UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2020

New York City REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39448	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York 10019
(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	NYC	New York Stock Exchange
Class A Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Implementation of “At-the-Market” Program

On October 1, 2020, New York City REIT, Inc. (the “Company”) and New York City Operating Partnership, L.P. (the “Operating Partnership”), the Company’s operating partnership, entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Truist Securities, Inc. and B. Riley Securities, Inc. (each, an “Agent” and collectively, the “Agents”), pursuant to which the Company may, from time to time, offer, issue and sell to the public, through the Agents, shares of the Company’s Class A common stock, $0.01 par value per share (the “Shares”), having an aggregate offering price of up to $250,000,000. The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-248121). The Company filed a prospectus supplement (the “Prospectus Supplement”), dated October 1, 2020, with the Securities and Exchange Commission in connection with the offer and sale of the Shares. As a result of the operation of General Instruction I.B.6 of Form S-3, so long as the aggregate market value of the Company’s outstanding Class A common stock held by non-affiliates, or public float, remains below $75 million, the maximum aggregate offering amount of the Shares sold pursuant to the Prospectus Supplement and the Equity Distribution Agreement will be $18,650,000. The Company may offer and sell Shares in excess of $18,650,000 once the Company’s public float has increased or the Company is no longer subject to the limits contained in General Instruction I.B.6 of Form S-3 if the Company has filed a supplement to the Prospectus Supplement increasing the aggregate amount that may be offered thereby.

Subject to the terms and conditions of the Equity Distribution Agreement, the Agents will use their commercially reasonable efforts to sell, on the Company’s behalf, the Shares offered by the Company under and in accordance with the Equity Distribution Agreement. The sales, if any, of the Shares, made under the Equity Distribution Agreement will be made by means of ordinary brokers’ transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Actual sales will depend on a variety of factors to be determined by the Company from time to time.

The Company intends to use the net proceeds from this offering for general corporate purposes, which may include purchases of additional properties. The Equity Distribution Agreement provides that the Agents will be entitled to compensation for services of up to 1.0% of the gross sales price per Share. The Company has no obligation to sell any of the Shares under the Equity Distribution Agreement, and may at any time suspend solicitation and offers under the Equity Distribution Agreement.

The Equity Distribution Agreement contains customary representations, warranties, and agreements of the Company and the Agents, indemnification rights and obligations of the parties and termination provisions. A copy of the Equity Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Equity Distribution Agreement in this Item 1.01 is qualified in its entirety by reference to the Equity Distribution Agreement, which is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated October 1, 2020, among New York City REIT, Inc., New York City Operating Partnership, L.P., Truist Securities, Inc. and B. Riley Securities, Inc.

5.1	Opinion of Venable LLP regarding the legality of the Shares

23.1	Consent of Venable LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New York City REIT, Inc.

Date: October 1, 2020	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer, President, and Secretary